Filed Pursuant to Rule 424(b)(5)

Registration Nos. 333-238587 and 333-239220

PROSPECTUS

$5,999,994

Common Stock

DOCUMENT SECURITY SYSTEMS, INC.

We are offering 769,230 shares of our common stock in a firm commitment underwritten public offering.

Our common stock is listed on the NYSE American LLC under the symbol “DSS.” The last reported sale price of our common stock on the NYSE American LLC on June 16, 2020, was $10.00 per share.

This prospectus contains or incorporates by reference summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed or have been incorporated by reference as exhibits to the registration statement of which this prospectus forms a part, and you may obtain copies of those documents as described in this prospectus under the heading “Where You Can Find More Information.”

Investing in our common stock involves risks that are described in the “Risk Factors” beginning on page 7 of this prospectus for a discussion of information that should be considered in connection with an investment in our common stock.

	Per Share	Total
Public offering price	$7.800	$5,999,994.00
Underwriting discount (1)	$0.546	$419,999.58
Proceeds, before expenses, to us (1)	$7.254	$5,579,994.42

(1)	The underwriters will receive compensation in addition to the underwriting discount. See the “Underwriting” section of this prospectus for additional information regarding total underwriter compensation.

We have granted a 45-day option to the underwriters to purchase up to 115,384 additional shares of common stock solely to cover over-allotments, if any.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the shares against payment therefor on or about June 19, 2020.

Aegis Capital Corp.

The date of this prospectus is June 16, 2020

You should rely only on the information contained or incorporated by reference in this prospectus and any related free writing prospectus that we may provide to you in connection with this offering. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing or incorporated by reference in this prospectus is accurate only as of the date on the front cover of this prospectus or the date of the applicable document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since that date.

For investors outside the United States: Neither we nor any of the underwriters has done anything that would permit this offering or possession or distribution of this prospectus or any free writing prospectus we may provide to you in connection with this offering in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of our common stock and the distribution of this prospectus and any such free writing prospectus outside of the United States.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. Such forward-looking statements include those that express plans, anticipation, intent, contingency, goals, targets or future development and/or otherwise are not statements of historical fact. These forward-looking statements are based on our current expectations and projections about future events and they are subject to risks and uncertainties known and unknown that could cause actual results and developments to differ materially from those expressed or implied in such statements.

In some cases, you can identify forward-looking statements by terminology, such as “expects,” “anticipates,” “intends,” “estimates,” “plans,” “believes,” “seeks,” “may,” “should,” “could” or the negative of such terms or other similar expressions. Accordingly, these statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus.

You should read this prospectus (as it may be supplemented or amended) and the documents that we reference herein and therein and have filed as exhibits to the registration statement, of which this prospectus is part, completely and with the understanding that our actual future results may be materially different from what we expect. You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only. Because the risk factors referred to above, as well as the risk factors referred to on page 7 of this prospectus and incorporated herein by reference, could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of the information presented in this prospectus, and particularly our forward-looking statements, by these cautionary statements.

Except to the extent required by applicable laws or rules, we undertake no obligation to publicly update or revise any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained above and throughout this prospectus and in the documents incorporated by reference in this prospectus. We qualify all of our forward- looking statements by these cautionary statements.

IN ADDITION TO THE ABOVE RISKS, BUSINESSES ARE OFTEN SUBJECT TO RISKS NOT FORESEEN OR FULLY APPRECIATED BY MANAGEMENT. IN REVIEWING THIS PROSPECTUS AND THE DOCUMENTS INCORPORATED BY REFERENCE IN THIS PROSPECTUS, POTENTIAL INVESTORS SHOULD KEEP IN MIND THAT THERE MAY BE OTHER POSSIBLE RISKS THAT COULD BE IMPORTANT.

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PROSPECTUS SUMMARY

This summary highlights information contained in other parts of this prospectus and in the documents incorporated by reference. Because it is a summary, it does not contain all of the information that you should consider in making your investment decision. Before investing in our common stock, you should carefully read this prospectus and the documents incorporated by reference in their entirety, including the “Risk Factors” included in this prospectus and incorporated by reference and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and the notes to those financial statements incorporated by reference in this prospectus.

All trademarks or trade names referred to in this prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus are referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend the use or display of other companies’ trademarks and trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

Company Overview

Document Security Systems, Inc. (together with its consolidated subsidiaries (unless the context otherwise requires), referred to herein as “Document Security Systems,” “DSS,” “we,” “us,” “our” or the “Company”) is a global company involved in the development and delivery of better products and technology to individuals and industry. We operate nine business lines through subsidiaries located around the globe.

Of the nine business lines, four have historically been the core business lines of the Company:

1.	Premier Packaging Corporation (DSS Packaging and Printing Group) operates in the paper board folding carton, smart packaging and document security printing markets.
2.	Plastic Printing Professionals, Inc. (DSS Plastics Group) operates in the security printing and plastic ID systems market. As described below, we are in the process of exiting this business line.

These two companies develop, manufacture and sell paper and plastic products designed to protect valuable information from counterfeit, unauthorized scanning, copying, and digital imaging, and to provide intelligent, interactive, augmented packaging for the consumer.

3.

DSS Digital Inc. (DSS Digital Group) researches, develops, markets and sells the Company’s digital products worldwide; their primary product is AuthentiGuard®, which is a brand authentication application that integrates the Company’s counterfeit deterrent technologies with proprietary digital data security-based solutions.

4.

DSS Technology Management, Inc. (DSS Technology Management) manages, licenses and acquires intellectual property, or IP, assets for the purpose of monetizing these assets through a variety of value-enhancing initiatives, including, but not limited to, investments in the development and commercialization of patented technologies, licensing, strategic partnerships and commercial litigation.

In addition to these four core business lines, in 2019 and early 2020 we established five new wholly owned subsidiaries:

1.

DSS Blockchain Security, Inc., intends to specialize in the development of blockchain security technologies for tracking and tracing solutions for supply chain logistics and cyber securities across global markets.

2.

Decentralized Sharing Systems, Inc., seeks to provide services to assist companies in the new business model of the peer-to-peer decentralized sharing marketplaces and direct marketing. Direct marketing or network marketing is designed to sell products or services directly to the public through independent distributors, rather than selling through the traditional retail market. Of the newly established business lines, Decentralized is the first to establish a material gross revenue stream and we anticipate revenue growth. As a result, we have added this business line to our segment reporting.

3.

DSS Securities, Inc., has been established to develop or to acquire assets in the securities trading or management arena, and to pursue two parallel streams of digital asset exchanges in multiple jurisdictions: (i) securitized token exchanges, focusing on digitized assets from different vertical industries; and (ii) utilities token exchanges, focusing on “blue-chip” utility tokens from solid businesses.

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4.

DSS BioHealth Security, Inc., will seek to invest in or to acquire companies related to the biohealth and biomedical field, including businesses focused on the research to advance drug discovery and development for the prevention, inhibition, and treatment of neurological, oncological and immuno- related diseases. This new division will place special focus on open-air defense initiatives, which curb transmission of air-borne infectious diseases such as tuberculosis and influenza, among others.

5.

DSS Secure Living, Inc., intends to develop top of the line advanced technology for energy efficiency, high quality of life living environments and home security for everyone, for new construction and renovations of residential single and multifamily living facilities.

Aside from Decentralized Sharing Systems, Inc. the activities in the these newly created subsidiaries have been minimal or in various start-up or organizational phases.

For the purpose of corporate reporting and as a result of projected revenue growth, we have five reporting business segments which are as follows:

DSS Packaging and Printing Group - Operating under the name Premier Packaging Corporation, the DSS Packaging and Printing Group produces custom paper board packaging, serving clients in the pharmaceutical, nutraceutical, beverage, specialty foods, photo packaging and direct marketing industries, among others. The group also provides active and intelligent packaging and document security printing services for end-user customers along with technical support for our technology licensees. The division produces a wide array of printed materials, such as folding cartons and unique paperboard packaging, security paper, vital records, prescription paper, birth certificates, secure coupons and parts tracking forms. The division also provides resources and production equipment for our ongoing research and development of security printing, product authentication and related technologies.

DSS Plastics Group - This division manufactures laminated and surface printed cards, which can include magnetic stripes, bar codes, holograms, signature panels, invisible ink, biometrics, radio frequency identification (RFID) and watermarks for printed plastic documents such as ID cards, event badges and driver’s licenses. DSS Plastics Group is headquartered in Brisbane, California and operates under the name of Plastic Printing Professionals, Inc.

DSS Digital Group - This division researches, develops, markets and sells worldwide the Company’s digital products, primarily our AuthentiGuard® product, which is a product and brand authentication application that integrates the Company’s counterfeit deterrent technologies with proprietary digital data security-based solutions. The AuthentiGuard product allows our customers to implement a security mark utilizing conventional printing methods that is copy and counterfeit-resistant and that can be read and recorded utilizing smartphones and other digital image capture devices. AuthentiGuard is utilized by that customer’s suppliers, field personnel and end users throughout its global product supply, distribution and retail chains.

DSS Technology Management - Since its acquisition in 2013, DSS Technology Management’s primary mission has been to monetize its various patent portfolios through commercial litigation and licensing. Except for investment in its social networking related patents, we have historically partnered with various third-party funding groups in connection with patent monetization programs. It is our intent to de-emphasize and ultimately wind down this business line. While DSS Technology Management will continue to assert and defend the existing patents and pursue potential infringements as they are identified, we do not intend to seek out new patent portfolios.

Decentralized Sharing Systems Inc. (Decentralized) is a diversified product and services company that will grow through the acquisition and development of innovative companies, products and technologies in the direct selling industry. Decentralized’s combined platform leverages the capabilities and expertise of various companies to market and sell products as well as providing business continuity services like logistics, financing, packaging and software systems. Direct selling or network marketing is designed to sell products or services directly to the public through independent distributors, rather than selling through the traditional retail market. Decentralized has significant growth potential and is in a position to leverage the now popular “gig economy.” Decentralized has entered into partnerships with existing direct marketing companies to access U.S., Canadian, Asian and Pacific Rim markets. In addition, it has acquired various domestic and international operating licenses from those companies. Through these acquisitions Decentralized has secured product licenses, formulas, existing sales networks, patents, web sites, and other resources to initiate sales and revenue generation for this line. Two of Decentralized’s divisions include HWH World, Inc. (a product sourcing and distribution company) and RBC Life International, Inc., or RBC (a health and wellness product company that utilizes the direct selling model of independent contractors as the sales force).

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Recent Developments

Common Stock Private Placement

On November 1, 2019, we entered into and closed on a subscription agreement with Mr. Heng Fai Ambrose Chan, the Chairman of our board of directors, pursuant to which Mr. Chan purchased 200,000 shares of the Company’s common stock at an above-market purchase price of $9.11 per share, resulting in gross proceeds to the Company of $1,822,200, before deductions for placement agent fees and other expenses. The placement agent received a commission of 8.0% of the total proceeds raised, a non-accountable expense allowance equal to 1.0% of the total proceeds raised, and a reimbursement of up to $40,000 of accountable expenses.

Common Stock Public Offering

On February 25, 2020, DSS closed an underwritten public offering of 851,852 shares of its common stock at a public offering price of $5.40 per share, for gross proceeds of $4.6 million before deducting underwriting discounts and commissions and other estimated offering expenses of approximately $660,000. The offering included 740,741 shares of the Company’s common stock, and 111,111 additional shares from the exercise of the underwriter’s purchase option to cover over-allotments. Heng Fai Ambrose Chan, the Executive Chairman of the Company’s Board of Directors, purchased $2 million of shares in the offering. The Company used the net proceeds from this offering to fund development of new business lines, to upgrade machinery and facilities, to service remaining commitments under the IP monetization business and for strategic growth initiatives. These include possible acquisitions or investments in complementary businesses, products, services, technologies or assets, as well as working capital and general corporate purposes. Aegis Capital Corp. acted as sole bookrunner for the offering. The underwriting agreement contained customary representations, warranties and covenants of the Company, indemnification obligations of the Company and the underwriter, including for liabilities under the Securities Act, and other provisions customary for transactions of this nature. The Company and all of the Company’s executive officers and directors agreed not to sell or transfer any securities of the Company held by them for a period of 180 days from February 20, 2020, subject to limited exceptions. Aegis Capital is waiving that restriction in connection with the offering made by this prospectus.

American Medical REIT Inc.

On March 3, 2020, the Company, via its subsidiary DSS Securities, entered into a share subscription agreement and loan arrangement with LiquidValue Asset Management Pte Ltd., AMRE Asset Management, Inc. and American Medical REIT Inc. under which it acquired a 52.5% controlling ownership interest in AMRE Asset Management Inc. (“AAMI”), which currently has a 93% equity interest in American Medical REIT Inc. (“AMRE”). AAMI is a real estate investment trust management company that sets the strategic vision and formulates investment strategy for AMRE. In this case, AAMI has been established to manage AMRE’s assets and liabilities and provides recommendations to AMRE on acquisition and divestments in accordance with its investment strategies. AMRE is organized for the purposes of acquiring hospitals and other acute or post-acute care centers from leading clinical operators with dominant market share in secondary and tertiary markets and leasing each property to a single operator under a triple-net lease. AMRE was formed to originate, acquire, and lease a credit-centric portfolio of licensed medical real estate. AMRE intends to qualify as a “real estate investment trust” for federal income tax purposes, which would provide AMRE’s investors the opportunity for direct ownership of Class A licensed medical real estate. As of March 31, 2020, AMRE had not acquired any real estate or other non-cash assets.

Decentralized Sharing Systems Inc.

In January and April 2020, as a result of RBC’s default on its promissory notes to DSS, the Company made demand for payment and instituted foreclosure proceedings against the assets of RBC and its subsidiaries. The Company chose to forego its option to convert the outstanding principal and interest into equity of RBC and its subsidiaries and elected to foreclose on the collateral that secured the notes. As a result the Company now owns and operates certain former assets of RBC and its subsidiaries. A valuation of the assets acquired through foreclosure is being performed.

Reverse Stock Split

On May 4, 2020, we held a special meeting of stockholders, at which our stockholders approved an amendment to our certificate of incorporation to effect a reverse split of our common stock by a ratio of 1-for-30. On May 7, 2020, we filed a Certificate of Amendment of Certificate of Incorporation with the Secretary of State of the State of New York to effect the reverse stock split, which was effective at the close of business on that day. All share and per share numbers relating to our common stock herein have been adjusted to give retroactive effect to the reverse stock split.

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Paycheck Protection Program Loan

In April 2020, the Company received loan proceeds in the amount of approximately $963,000 under the Paycheck Protection Program (“PPP”), established as part of the Coronavirus Aid, Relief and Economic Security Act (“CARES Act”), which provides for loans to qualifying businesses for amounts up to 2.5 times of the average monthly payroll expenses of the qualifying business. The loans and accrued interest are forgivable after eight weeks as long as we use the loan proceeds for eligible purposes, including payroll, benefits, rent and utilities, and maintain our payroll levels. The amount of loan forgiveness will be reduced if we terminate employees or reduce salaries during the eight-week period.

Proposed Acquisition of Impact BioMedical

On April 27, 2020, our Board of Directors approved, and the Company entered into, a share exchange agreement with DSS BioHealth Security, Inc., a wholly owned subsidiary of the Company (“DBHS”), Singapore eDevelopment Limited, a Singapore corporation (“SeD”) that is listed on the Singapore Exchange, and Global BioMedical Pte Ltd, a Singapore corporation and wholly owned subsidiary of SeD (“GBM”), pursuant to which, among other things and subject to the terms and conditions contained therein, DBHS will acquire all of the outstanding capital stock of Impact BioMedical Inc., a Nevada corporation and wholly owned subsidiary of GBM (“Impact BioMedical”), through a share exchange, with Impact BioMedical becoming a direct wholly owned subsidiary of DBHS. The aggregate consideration for the Impact BioMedical shares will be the following to be issued to GBM by DSS: (i) 483,333 newly issued shares of common stock of DSS, nominally valued at $3,132,000, or $6.48 per share; and (ii) 46,868 newly issued shares of a new series of perpetual convertible preferred stock of DSS with a stated value of $46,868,000, or $1,000 per share, for a total consideration valued at $50 million. The convertible preferred stock will be convertible into shares of common stock of DSS at a conversion price of $6.48 of preferred stock stated value per share of common stock, subject to a 19.9% beneficial ownership conversion limitation (a so-called “blocker”) based on the total issued outstanding shares of common stock of DSS beneficially owned by GBM. Holders of the convertible preferred stock will have no voting rights, except as required by applicable law or regulation, and no dividends will accrue or be payable on the convertible preferred stock. The holders of convertible preferred stock will be entitled to a liquidation preference of $1,000 per share, and the Company will have the right to redeem all or any portion of the then outstanding shares of convertible preferred stock, pro rata among all holders, at a redemption price per share equal to such liquidation value per share. The closing of the purchase and sale of the Impact BioMedical shares contemplated under the share exchange agreement is subject to a number of customary and other conditions, including both the Company and SeD having obtained approvals from their respective shareholders, the Company having obtained approval from its stockholders to amend its Certificate of Incorporation to authorize the issuance of preferred stock, and SeD having obtained requisite approval from the Singapore Exchange. There can be no assurance that any of these conditions will be satisfied.

SeD’s Chief Executive Officer and largest shareholder is Heng Fai Ambrose Chan, the Chairman of the Board and largest shareholder of DSS.

The Company will file and transmit to its shareholders a proxy statement in connection with soliciting a vote to approve the share exchange and the amendment to its Certificate of Incorporation, which will include information about Impact BioMedical, including its audited financial statements and pro forma financial statements of the Company. Purchasers in this offering will be eligible to vote in the share exchange and amendment provided that they hold their shares on the record date to be established by the board of directors.

Financial Impact of COVID-19 Pandemic

The COVID-19 pandemic has created global economic turmoil and has potentially permanently impacted how many businesses operate and how individuals will socialize and shop in the future. The Company continues to feel the effect of the COVID-19 business shutdowns and consumer stay-at-home protections. But the effect of the economic shutdown has impacted our business lines differently; some more severely than others. In most cases we believe the negative economic trends and reduced sales will recover over time. However, management had determined that one of its business lines, DSS Plastics, has been, and will continue to be, more severely impacted by the pandemic than our other divisions. We do not believe this is a short-term phenomenon. We expect that this business may be permanently impacted because we believe that both consumer and corporate future travel habits will be negatively impacted, and as a result, use of hotel access cards will be diminished. We believe that conventions and sporting events will be fewer and smaller in attendance, and therefore demand for our card identification products will be reduced. Further, we believe that physical security cards and individual IDs will be replaced by more digital and optical technologies. As a result, management has decided to fully impair its goodwill related to DSS Plastics. The impact to DSS’s first quarter earnings of this impairment was approximately $685,000.

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Exit of Plastic Printing Business

On May 22, 2020, our management announced that it had committed to a restructuring plan to further reduce our operating expenses in response to the economic challenges and uncertainty resulting from the COVID-19 pandemic and its potential permanent impact on our plastics business. As part of this restructuring, our management has decided to exit our plastic printing business line, which we operate under Plastic Printing Professionals, Inc. (DSS Plastics Group), a wholly-owned subsidiary of the Company, and to fully impair our goodwill related to DSS Plastics Group. We expect the exit of this business line to be completed during fiscal year 2020.

Although we are departing this business line, we are currently arranging for the continued servicing of DSS Plastics Group’s customers through a potential asset sale and servicing agreement with another plastic printing industry leader. Terms of that potential sale and transfer are being negotiated; there can be no assurance, however, that a definitive agreement will be successfully negotiated or consummated. In addition, we have initiated efforts to sub-lease the DSS Plastics Group property, which has approximately 3.5 years remaining on its lease term at an estimated annual lease cost of $240,000 per year.

In connection with the closing of this business line, we estimate that we will incur approximately $250,000 of costs, including approximately $100,000 in cash payments associated with the liquidation of inventory, lease-related costs and employee-related severance expenses. Further, the impact to our first quarter 2020 earnings of the goodwill impairment was approximately $685,000.

Corporate Information

Our principal executive offices are located at 200 Canal View Boulevard, Suite 104, Rochester, New York 14623, USA. Our telephone number is +1-585-325-3610. Our corporate website is www.dsssecure.com. Information contained in or accessible through our website is not part of this prospectus.

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THE OFFERING

Common stock offered by us	769,230 shares

Common stock outstanding prior to this offering (as of June 16, 2020)	2,110,778 shares

Common stock to be outstanding immediately following this offering	2,880,008 shares

Underwriters’ option to purchase additional shares from us	115,384 shares

Use of proceeds	We estimate that we will receive net proceeds from this offering of approximately $5.3 million, or approximately $6.1 million if the underwriter exercises its overallotment option, and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us. We currently intend to use the net proceeds from this offering, together with our existing cash, to fund (1) the development and growth of our new business lines and acquisition opportunities, (2) the Company’s general corporate and working capital needs, and (3) costs related to the closing of unprofitable business lines and facilities. We estimate that at least $3.6 million of the net proceeds from this offering will be invested into our new business line growth and development including the possible acquisitions or investments in complementary businesses, products, services, technologies or existing assets. We estimate that approximately $1.0 million of the net proceeds from this offering will be used for general corporate and working capital needs. Further, we anticipate using approximately $400,000 of the proceeds for costs related to the closing of unprofitable business lines and facilities, including those permanently impacted by the pandemic shut down. See “Use of Proceeds” below.

Dividend policy	We have never paid cash dividends, and we do not anticipate paying a cash dividend in 2020. We anticipate that we will retain any earnings and other cash resources for investment in our business. The payment of dividends on our common stock is subject to the discretion of our board of directors and will depend on our operations, financial position, financial requirements, general business conditions, restrictions imposed by financing arrangements, if any, legal restrictions on the payment of dividends and other factors that our board of directors deems relevant.

Risk factors	An investment in our common stock involves a high degree of risk. You should read the “Risk Factors” section of this prospectus for a discussion of factors to consider carefully before deciding to invest in shares of our common stock.

NYSE American LLC symbol	DSS

The number of shares of common stock to be outstanding after this offering is based on 2,110,778 shares of common stock outstanding at June 16, 2020, and excludes the following:

●	19,261 shares of common stock issuable upon exercise of stock options outstanding at a weighted-average exercise price of $150.44 per share;
●	40,681 shares of common stock issuable upon exercise of warrants outstanding at a weighted-average exercise price of $33.52 per share; and
●	211,314 shares of common stock reserved and available for issuance under our equity compensation plans.

Unless otherwise indicated, all information in this prospectus reflects or assumes no exercise by the underwriters of their option to purchase up to 115,384 additional shares of common stock in this offering.

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RISK FACTORS

An investment in our common stock is speculative and involves a high degree of risk including the risk of a loss of your entire investment. You should carefully consider the following risk factors These risk factors contain, in addition to historical information, forward looking statements that involve risks and uncertainties. Our actual results could differ significantly from the results discussed in the forward-looking statements. The occurrence of any of the adverse developments described in the following risk factors and in the documents incorporated herein by reference could materially and adversely harm our business, financial condition, results of operations or prospects. In such event, the value of our common stock could decline, and you could lose all or a substantial portion of the money that you pay for our common stock. In addition, the risks and uncertainties discussed below and in the documents incorporated herein by reference are not the only ones we face. Our business, financial condition, results of operations or prospects could also be harmed by risks and uncertainties not currently known to us or that we currently do not believe are material, and these risks and uncertainties could result in a complete loss of your investment. In assessing the risks and uncertainties described below, you should also refer to the other information contained in this prospectus (as supplemented or amended) and the documents incorporated by reference in this prospectus.

The outbreak of the novel coronavirus (COVID-19) is growing and its impact may cause a material adverse effect on our business.

In December 2019, a novel strain of coronavirus, SARS-CoV-2, was reported to have surfaced in Wuhan, China. Since then, SARS-CoV-2, and the resulting disease COVID-19, has spread to multiple countries, including the United States and all of the primary markets where we conduct business. On March 10, 2020, the World Health Organization declared the COVID-19 outbreak a pandemic, and the U.S. government imposed travel restrictions on travel between the United States and Europe for a 30-day period. Further, on March 13, 2020, the President of the United States declared the COVID-19 pandemic a national emergency, invoking powers under the Stafford Act, the legislation that directs federal emergency disaster response. Almost all U.S. states and many local jurisdictions have issued, and others in the future may issue, “shelter-in-place” orders, quarantines, executive orders and similar government orders, restrictions and recommendations for their residents to control the spread of COVID-19. Such orders, restrictions and recommendations, and the perception that additional orders, restrictions or recommendations could occur, have resulted in widespread closures of businesses not deemed “essential,” work stoppages, slowdowns and delays, work-from-home policies, travel restrictions and cancellation of events, as well as record declines in stock prices, among other effects.

The coronavirus and actions taken to mitigate it have had and are expected to continue to have an adverse impact on the economies and financial markets of many countries, including the geographical area in which the Company operates. The widespread pandemic has resulted, and may continue to result for an extended period, in significant disruption of global financial markets, which may reduce our ability to access capital, which would negatively affect our liquidity. Further, quarantines or government reaction or shutdowns for COVID-19 could disrupt our supply chain. Travel and import restrictions may also disrupt our ability to manufacture or distribute our products. Any import or export or other cargo restrictions related to our products or the raw materials used to manufacture our products would restrict our ability to manufacture and ship products and harm our business, financial condition and results of operations. Our key personnel and other employees could also be affected by COVID-19, potentially reducing their availability, and an outbreak such as COVID-19 or the procedures we take to mitigate its effect on our workforce could reduce the efficiency of our operations or prove insufficient. We may delay or reduce certain capital spending and related projects until the travel and logistical impacts of COVID-19 are lifted, which will delay the completion of such projects.

Given the speed and frequency of the continuously evolving developments with respect to this pandemic, the Company cannot reasonably estimate the magnitude of the impact to its consolidated results of operations. The Company’s manufacturing facilities in both California and New York support business have been deemed essential by their respective state governments and remain operational. We believe we have taken every precaution possible to ensure the safety of our employees. We continue to monitor our operations and government mandates and may elect or be required to temporarily close our facilities and business offices to protect our employees.

Additionally, it is reasonably possible that estimates made in our financial statements have been, or will be, materially and adversely impacted in the near term as a result of these conditions, including losses on inventory; impairment losses related to goodwill and other long-lived assets and current obligations.

Due to factors identified subsequent to the March 31, 2020 quarter end, including the impact of the COVID-19 pandemic and its potential permanent impact on our plastics business, we have decided to exit our plastic printing business line and to fully impair our goodwill related to DSS Plastics Group. We expect the exit of this business line to be completed during fiscal year 2020. We recorded an impairment of $685,000 at March 31, 2020. In connection with the closing of this business line, we estimate that we will incur approximately $250,000 of costs, including approximately $100,000 in cash payments associated with the liquidation of inventory, lease-related costs and employee-related severance expenses.

Although we are departing this business line, we are currently arranging for the continued servicing of DSS Plastics Group’s customers through a potential asset sale and servicing agreement with another plastic printing industry leader. Terms of that potential sale and transfer are being negotiated; there can be no assurance, however, that a definitive agreement will be successfully negotiated or consummated. In addition, we have initiated efforts to sub-lease the DSS Plastics Group property, which has approximately 3.5 years remaining on its lease term at an estimated annual lease cost of $240,000 per year, but there can be no assurance we will be successful in doing so.

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During this time of reduced revenues and cash flow, combined with our current negative cash flow, unless we raise additional capital, we may have to further reduce our costs by curtailing future operations to continue as a business, and substantial doubt may be raised about our ability to continue as a going concern.

Our ability to fund our capital requirements out of our available cash and cash generated from our operations in the future will depend on many factors, including the long-term economic impact of the COVID-19 pandemic. But our ability to manage and retain cash and capital during this chaotic period, will be correlated to our ability to (i) quickly restore sales of the Company’s packaging and digital products and technologies, (ii) raise capital on favorable terms, and (iii) to continue to successfully grow revenue to breakeven for our Decentralized and DSS Securities new business lines. There is a risk that we may not be able to find financing in the capital markets or from lenders on acceptable terms or at all in the future. If we are not successful in generating needed funds from operations or in equity or debt capital raising transactions, we may need to reduce our costs, which measures could include selling or consolidating certain operations or assets, and delaying, canceling or scaling back product development and marketing programs. These measures could materially and adversely affect our ability to operate profitably. In addition, if we are not successful in generating needed funds from operations or from capital raising transactions, substantial doubt may be raised about our ability to continue as a going concern.

We have a history of losses.

While profitable in 2018 due to a one-time gain on the extinguishment of liabilities, we have a history of losses, including net losses for the fiscal years 2019, 2017 and 2016 of approximately $2,889,000, $578,000 and $950,000, respectively. Our results of operations in the future will depend on many factors, but largely on our ability to successfully market our anti-counterfeiting products, technologies and services and our successful launch and sales generation at Decentralized. Failure to achieve profitability in the future could adversely affect the trading price of our common stock and our ability to raise additional capital and, accordingly, our ability to continue to grow our business. There can be no assurance that we will succeed in addressing any or all of these risks, and the failure to do so could have a material adverse effect on our business, financial condition and operating results.

We have approximately $3.6 million of secured indebtedness, which is secured by the assets of Premier Packaging and DSS Plastics, and a potential risk exists that we may be unable to satisfy our obligations to pay interest and principal thereon when due or negotiate acceptable extensions or settlements.

We have outstanding indebtedness (described below), most of which is secured by assets of various DSS subsidiaries and guaranteed by the Company. Given our history of operating losses and our cash position, there is a risk that we may not be able to repay indebtedness when due. If we were to default on any of our other indebtedness that require payments of cash to settle such default and we do not receive an extension or a waiver from the creditor and the creditor were to foreclose on the secured assets, it could have a material adverse effect on our business, financial condition and operating results.

As of March 31, 2020, we had the following significant amounts of outstanding indebtedness:

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$1,129,000 due under a promissory note with Citizens Bank used to purchase our packaging division facility. We are required to pay monthly installments of $7,000 with interest fixed at 4.22% until June 2029, at which time a balloon payment of the remaining principal balance will be due. The promissory note is secured by a first mortgage on our packaging division facility.

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$544,000 reflected by two term notes with Citizens Bank by Plastic Printing Professionals payable in monthly installments of $14,000. Interest under the term notes is payable monthly at 5.37%. These notes mature in November 2023.

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$870,000 in a term note non-revolving line of credit with Citizens Bank used by Premier Packaging to purchase equipment. The note is amortized over a 48-month period and payable in monthly installments of $13,000. Interest accrues at 1 Month LIBOR plus 2.00% (3.4% at March 31, 2020).

●	$100,000 in a zero-interest promissory note entered into by the Company’s DSS Asia subsidiary to acquire Guangzhou Hotapps Technology Pte Ltd., a Chinese company, payable in full in October 2020.
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$800,000 revolving credit line with Citizens Bank by Premier Packaging payable in monthly installments of interest only. The revolving credit line bears interest at 1 Month LIBOR plus 2.0% (3.4% as of March 31, 2020).

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$200,000 unsecured promissory note with LiquidValue Asset Management Pte Ltd (“LVAM”). The note calls for interest to be paid annually on March 2 with interest fixed at 8.0% and matures on March 2, 2022. The holder is a related party owned by the Chairman of the Company’s board of directors.

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The Citizens credit facilities to each of the Company’s subsidiaries, Premier Packaging and Plastic Printing Professionals, contain various covenants including fixed charge coverage ratio, tangible net worth and current ratio covenants which are tested annually at December 31. For the year ended December 31, 2019, Premier Packaging was in compliance with the annual covenants, however Plastic Printing Professionals was not. Plastic Printing Professionals sought and received a one-time waiver from compliance from Citizens for this violation during the quarter ended March 31, 2020.

We cannot predict our future capital needs and we may not be able to secure additional financing.

We may need to raise additional funds in the future to fund our working capital needs and to continue our business. We also may need additional funds to complete development, testing and marketing of our products and technologies, or to make strategic acquisitions or investments. We expect to seek equity or debt financings, collaborative arrangements with corporate partners or funds from other sources for these purposes. No assurance can be given that necessary funds will be available for us to finance our development on acceptable terms, if at all. Furthermore, such additional financings may involve substantial dilution of our stockholders or may require that we relinquish rights to certain of our technologies or products. In addition, we may experience operational difficulties and delays due to working capital restrictions. If adequate funds are not available from operations or additional sources of financing, we may have to delay or scale back our growth plans.

The value of our intangible assets and investments may not be equal to their carrying values.

As of March 31, 2020, we had approximately $2.6 million of net intangible assets, including goodwill. Approximately $328,000 of this amount are intangible assets which derive their value from patents or patent rights. If licensing efforts and litigation are not successful, the values of these assets could be reduced. We are required to evaluate the carrying value of such intangibles and goodwill and the fair value of investments whenever events or changes in circumstances indicate that the carrying value of an intangible asset, including goodwill, and investment may not be recoverable. If any of our intangible assets, goodwill or investments are deemed to be impaired then it will result in a significant reduction of the operating results in such period. As noted above, management has determined that the goodwill of our DSS Plastics Group has been permanently and materially impaired due to the global pandemic and other market factors.

A significant amount of our revenue is derived from two customers.

During 2019, two customers accounted for 45% of our consolidated revenue. As of December 31, 2019, these two customers accounted for 49% of our consolidated trade accounts receivable balance. As of December 31, 2018, these two customers accounted for 44% of our consolidated revenue and 38% of our consolidated trade accounts receivable balance. As of March 31, 2020, these two customers accounted for approximately 37% of the Company’s consolidated revenue and accounted for 59% of the Company’s accounts receivable balance. If either of these two customers were to reduce their purchases from the Company, or fail to make payments to us, our business and liquidity would be adversely affected.

Our proposed acquisition of Impact Biomedical may not be consummated on the current terms or at all.

The proposed acquisition of Impact Biomedical is not complete and is subject to certain conditions and other uncertainties, including (i) the approval of the acquisition by both the Company and SeD shareholders, (ii) approval by the Company’s shareholders to amend its Certificate of Incorporation to authorize the issuance of preferred stock, and (iii) SeD having obtained requisite approval from the Singapore Exchange. There can be no assurance as to whether or when any of these conditions may be satisfied. Failure to complete the acquisition for any reason may materially and adversely affect our business, including our ability to enter the biohealth space.

We plan on entering into multiple new business lines and, therefore, there is only a limited history upon which investors can evaluate our performance and our future business prospects.

We plan both to internally develop and to seek to acquire profitable new businesses, which will in some cases be complimentary to our core businesses and addressable markets and, in other instances, open new opportunities for expansion into new business lines that we may explore, such as direct marketing, biohealth security, medical real estate investment and supply chain track and trace technology. We will be relying on the experience of our management team for the operation and development of any such business line. As a result, our business will be subject to the substantial risks which are found in the early stages of a new business venture operating a competitive industry. Our future growth and development prospects must be evaluated in light of the risks, expenses and difficulties encountered by all companies in such situations, and in particular those companies which operate a business in competitive environments that can be greatly affected by changes in economic conditions. To the extent that we enter into new business lines, our previous operating history may be of limited use for investors to evaluate our future performance and prospects.

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For example, our recent investment in the AMRE Medical REIT, Inc and its management company, AAMI, and our pending acquisition of Impact BioMedical represent entries into new businesses in which some of our management has limited experience. While the Company’s chairman and its directors may have significant experience in these lines of businesses, we still may not be able to adequately manage or anticipate the risks of these businesses, to capitalize on the opportunities they may present or to compete with other companies in these fields, many of which have significantly more experience and financial, technical and human resources than we do. Similarly, Decentralized Sharing Systems, Inc., has just completed its first full quarter of operations in direct marketing sales. The Company has not previously operated in this business, and therefore we have a limited history for this new segment’s performance measurement and limited operating history to support this business line’s projections.

Our entry into new lines of business may not result in increased shareholder value.

Our operations historically focused on packaging, security printing, and brand authentication technology, as well as IP monetization. Entry into, or further development of, lines of business in which we have not historically operated, including the direct marketing, biohealth security, medical real estate investment and supply chain track and trace technology businesses, may expose us to business and operational risks that are different from those we have experienced historically. We may not be able to effectively manage these additional risks or implement successful business strategies in new lines of business. Additionally, our new and existing competitors in these lines of business may possess greater operational knowledge, resources and experience than we do. These diversification initiatives may not result in an increase in shareholder value and could result in a reduction in shareholder value depending upon our capital investment and success.

The direct marketing industry is highly competitive, and if we are unable to compete effectively, the demand for, or the prices of, our services may decline.

The market for direct marketing is highly competitive and is experiencing rapid technological change. Intense competition may result in price reductions, reduced sales, reduced gross margins and operating margins and loss of market share. The loss of a client due to service quality or technology problems could result in reputational harm to us and, as a result, increase the effect of competition and negatively affect our ability to attract new customers.

Many of our potential competitors have broad distribution channels and may bundle complementary products or services. Such bundled products include, but are not limited to, Web analytics, data mining, customer relationship management systems and professional services. If we are not able to bundle complementary services or continue to expand our distribution capabilities, current and potential customers may choose to work with our competitors and our results may suffer.

Barriers to entry in software markets generally, and the online direct marketing industry in particular, are low. Privately backed and public companies could choose to enter our market and compete directly with us or compete indirectly by offering substitute solutions. This could result in decreased demand or pricing for our services, longer sales cycles, or a requirement to make significant incremental investments in research and development to match these entrants’ new technologies, which could in turn cause us to suffer a decline in revenues and profitability.

We expect competition to persist and intensify in the future, which could harm our ability to increase sales and maintain our prices. In the future, we may experience competition from Internet service providers, advertising and direct marketing agencies and other large established businesses possessing large, existing customer bases, substantial financial resources and established distribution channels. These businesses could develop, market or resell a number of online direct marketing solutions. These potential competitors may also choose to enter, or have already entered, the market for online direct marketing by acquiring one of our existing competitors or by forming strategic alliances with a competitor. As a result of future competition, the demand for our services could substantially decline. Any of these occurrences could harm our ability to compete effectively.

The wind-down of our IP monetization business line and/or other unprofitable business lines may divert the attention of our management from other developing lines of businesses and acquisition opportunities.

We have determined that is in the best interest of the Company and its stockholders to exit the IP monetization line. In addition, as described above, there are other existing business lines which have been permanently impacted by general market trends and by the COVID-19 pandemic shut down. The process of exiting the IP Monetization line of business and other existing lines of business is ongoing and the winding down process is not anticipated to be immediate. The Company has outstanding contracts with third parties, including attorneys, landlords, lenders and former patent holders, which must be addressed. We may also be subject to inefficiencies, management distractions, additional expenses and uncertainties resulting from the wind-down of the business line. Although we believe that we have and will continue to manage the wind down effectively, there can be no assurance that such will be the case. Pursuing the winding down or closure of a DSS line of business to completion could require unanticipated additional funding, which may not be available to us on acceptable terms or at all. Even if we are able to manage the wind downs effectively, it may nevertheless take longer than we expect and may have an adverse impact on our operating results.

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Primarily related to the IP Monetization business line, we have pending legal proceedings against several companies, and we expect such litigation to continue to be time-consuming and potentially costly, which may adversely affect our financial condition and our ability to operate our other business lines.

To monetize and protect our patent assets, we have commenced legal proceedings against several companies, alleging infringement of our patents. While our viability as an operating company is not dependent upon the outcome of this litigation, there is a risk that we may be unable to achieve the results we desire from such litigation. In addition, the defendants in this litigation are much larger than us and have substantially more resources than us, which could make our litigation efforts more difficult.

These legal proceedings may continue for several years and may require significant expenditures for legal fees and other expenses. Disputes regarding the assertion of patents and other intellectual property rights are highly complex and technical. Once initiated, we may be forced to litigate against others to enforce or defend our intellectual property rights or to determine the validity and scope of other parties’ proprietary rights. The defendants or other third parties involved in the lawsuits in which we are involved may allege defenses and/or file counterclaims in an effort to avoid or limit liability and damages for patent infringement. If such defenses or counterclaims are successful, they may have a great impact on the value of the patents and preclude our ability to derive licensing revenue from the patents. Therefore, a negative outcome of any such litigation, or one or more claims contained within any such litigation, could materially and adversely impact our business. The defendants may also seek reimbursement of court costs, legal fees and other expenses, which, if awarded, could be substantial and materially and adversely impact our cash positions.

In addition, certain of our patents are subject to security agreements with third parties that could cause the ownership of the patents to be transferred to such third-party in the event of default, which could result in the loss of value to the Company. As an example, our proceeds investment agreement with Brickell Key Investments LP is secured by certain of our LED patents.

While we believe that certain of our patents are being infringed by the defendants named in our various litigation matters, there is a risk that a court will find the patents invalid, not infringed or unenforceable and/or that the USPTO will either invalidate the patents or materially narrow the scope of their claims during the course of a re-examination or Inter Partes Review. In addition, even with a positive trial court verdict, the patents may be invalidated, found not infringed or rendered unenforceable on appeal. This risk may occur either presently in our current litigation or from time to time in connection with future litigation we may bring. If this were to occur, it would have a material adverse effect on our viability and operations.

Patent litigation is inherently risky, and the outcome is uncertain. Some of the parties we believe are infringing on our patents are large and well-financed companies with substantially greater resources than ours. We believe that parties will devote a substantial amount of resources in an attempt to avoid or limit a finding that they are liable for infringing our patents or, in the event liability is found, to avoid or limit the amount of associated damages. In addition, there is a risk that these parties may file re-examinations or other proceedings with the United States Patent Office, or USPTO, or other government agencies in an attempt to invalidate, narrow the scope or render unenforceable our patents. It is also possible that a court may rule that we have violated statutory authority, regulatory authority, federal rules, local court rules, or governing standards relating to the substantive or procedural aspects of such enforcement actions. In such event, a court may issue monetary sanctions against us or award attorneys’ fees and/or expenses to one or more defendants, which could be material, and if we are required to pay such monetary sanctions, attorneys’ fees and/or expenses, such payment could materially harm our operating results and our financial position.

In addition, it is difficult in general to predict the outcome of patent enforcement litigation at the trial level. There is a higher rate of appeals in patent enforcement litigation than more standard business litigation. Such appeals are expensive and time-consuming, and the outcomes of such appeals are sometimes unpredictable, resulting in increased costs and reduced or delayed revenue. We would expect any defendant in our patent enforcement litigation to appeal a trial court ruling against them, which would add to the expense and duration of the litigation and could result in a reversal of the trial court ruling.

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New legislation, regulations or rules related to obtaining patents or enforcing patents could significantly increase our operating costs and decrease our revenue.

While we are exiting the IP Monetization business line, we may still have to spend a significant amount of resources to enforce our patent assets or to defend DSS from counterclaims related to any patent enforcement action. If new legislation, regulations or rules are implemented by Congress, the USPTO, any state or the courts that impact the patent application process, the patent enforcement process or the rights of patent holders, these changes could negatively affect our expenses and revenue and any reductions in the funding of the USPTO could negatively impact the value of our assets. United States patent laws have been amended by the Leahy-Smith America Invents Act. The America Invents Act includes a number of significant changes to U.S. patent law. In general, the legislation attempts to address issues surrounding the enforceability of patents and the increase in patent litigation by, among other things, establishing new procedures for patent litigation. For example, the America Invents Act changes the way that parties may be joined in patent infringement actions, increasing the likelihood that such actions will need to be brought against individual parties allegedly infringing by their respective individual actions or activities. The America Invents Act and its implementation could increase the uncertainties and costs surrounding the enforcement of our patented technologies, which could have a material adverse effect on our business and financial condition.

Several states have adopted or are considering legislation to make the patent enforcement process more difficult for non-practicing entities, such as allowing such entities to be sued in state court and setting higher standards of proof for infringement claims. We cannot predict what, if any, impact these state initiatives will have on the operation of our enforcement business. However, such legislation could increase the uncertainties and costs surrounding the enforcement of our patented technologies, which could have a material adverse effect on our business and financial condition.

In addition, the U.S. Department of Justice, or DOJ, has conducted reviews of the patent system to evaluate the impact of patent assertion entities on industries in which those patents relate. It is possible that the findings and recommendations of the DOJ could impact the ability to effectively license and enforce standards-essential patents and could increase the uncertainties and costs surrounding the enforcement of any such patented technologies.

Finally, new rules regarding the burden of proof in patent enforcement actions could significantly increase the cost of our enforcement actions, and new standards or limitations on liability for patent infringement could negatively impact any revenue we might derive from such enforcement actions.

If we are unable to adequately protect our intellectual property, it may impact our competitive advantage.

The Company has various patents that it uses and relies upon daily in its operating business lines, not including the IP Monetization business line, which we rely upon to give us a competitive advantage, specifically those patents which we hold in the document security, brand protection and authentication business line, including the AuthentiGuard product line. Our success in that business line will be determined in part by our ability to obtain United States and foreign patent protection for our technology and to preserve our trade secrets. Because of the substantial length of time and expense associated with developing new document security technology, we place considerable importance on patent and trade secret protection. We intend to continue to rely primarily on a combination of patent protection, trade secrets, technical measures, and nondisclosure agreements with our employees and customers to establish and protect the ideas, concepts and documentation of software and trade secrets developed by us. Our ability to compete and the ability of our business to grow could suffer if these intellectual property rights are not adequately protected. There can be no assurance that our patent applications will result in patents being issued or that current or additional patents will afford protection against competitors. Failure of our patents, trademarks and trade secret protection, non-disclosure agreements and other measures to provide protection of our technology and our intellectual property rights could enable our competitors to more effectively compete with us and have an adverse effect on our business, financial condition and results of operations. In addition, our trade secrets and proprietary know-how may otherwise become known or be independently discovered by others. No guarantee can be given that others will not independently develop substantially equivalent proprietary information or techniques, or otherwise gain access to our proprietary technology.

In addition, we may be required to litigate in the future to enforce our intellectual property rights, to protect our trade secrets, to determine the validity and scope of the proprietary rights of others, or to defend against claims of infringement or invalidity. Any such litigation could result in substantial costs and diversion of resources and could have a material adverse effect on our business, financial condition or results of operations, and there can be no assurances of the success of any such litigation.

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We may face intellectual property infringement or other claims against us, our customers or our intellectual property that could be costly to defend and result in our loss of significant rights.

Although we have received patents with respect to certain of our core business technologies, there can be no assurance that these patents will afford us any meaningful protection. Although we believe that our use of the technology and products we have developed, and other trade secrets used in our operations, do not infringe upon the rights of others, our use of the technology and trade secrets we developed may infringe upon the patents or intellectual property rights of others. In the event of infringement, we could, under certain circumstances, be required to obtain a license or modify aspects of the technology and trade secrets we developed or refrain from using the same. We may not have the necessary financial resources to defend an infringement claim made against us or be able to successfully terminate any infringement in a timely manner, upon acceptable terms and conditions or at all. Failure to do any of the foregoing could have a material adverse effect on our operations and our financial condition. Moreover, if the patents, technology or trade secrets we developed or use in our business are deemed to infringe upon the rights of others, we could, under certain circumstances, become liable for damages, which could have a material adverse effect on our operations and our financial condition. As we continue to market our products, we could encounter patent barriers that are not known today. A patent search may not disclose all related applications that are currently pending in the USPTO, and there may be one or more such pending applications that would take precedence over any or all of our applications.

Furthermore, third parties may assert that our intellectual property rights are invalid, which could result in significant expenditures by us to refute such assertions. If we become involved in litigation, we could lose our proprietary rights, be subject to damages and incur substantial unexpected operating expenses. Intellectual property litigation is expensive and time-consuming, even if the claims are subsequently proven unfounded, and could divert management’s attention from our business. If there is a successful claim of infringement, we may not be able to develop non-infringing technology or enter into royalty or license agreements on acceptable terms, if at all. If we are unsuccessful in defending claims that our intellectual property rights are invalid, we may not be able to enter into royalty or license agreements on acceptable terms, if at all. Moreover, if we are unsuccessful in our pending patent infringement litigation, we could lose certain patents that have been collateralized by third party funding partners. This could prohibit us from providing our products and services to customers, which could have a material adverse effect on our operations and our financial condition.

Certain of our recently developed products are not yet commercially accepted and there can be no assurance that those products will be accepted, which might adversely affect our financial results.

Over the past several years, we have invested funds and time to create new products by applying our technologies onto media other than paper, including plastic and cardboard packaging, and delivery of our technologies digitally. Our current business plan includes strategies to incur significant marketing, intellectual property development and sales costs for these newer products, particularly the digitally delivered products. If we are not able to sell these new products, our financial results will be adversely affected.

The results of our research and development efforts are uncertain and there can be no assurance of the commercial success of our products.

We believe that we will need to continue to incur research and development expenditures to remain competitive. The products we are currently developing or may develop in the future may not be technologically successful. In addition, the length of our product development cycle may be greater than we originally expected, and we may experience delays in future product development. If our resulting products are not technologically successful, they may not achieve market acceptance or compete effectively with our competitors’ products.

Changes in document security technology and standards could render our applications and services obsolete.

The market for document security products, applications, and services is fast moving and evolving. Identification and authentication technologies are constantly changing as we and our competitors introduce new products, applications, and services, and retire old ones as customer requirements quickly develop and change. In addition, the standards for document security are continuing to evolve. If any segments of our market adopt technologies or standards that are inconsistent with our applications and technology, sales to those market segments could decline, which could have a material adverse effect on our operations and our financial condition.

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The market in which we operate is highly competitive, and we may not be able to compete effectively, especially against established industry competitors with greater market presence and financial resources.

Our market is highly competitive and characterized by rapid technological change and product innovations. Our competitors may have advantages over us because of their longer operating histories, more established products, greater name recognition, larger customer bases, and greater financial, technical and marketing resources. As a result, they may be able to adapt more quickly to new or emerging technologies and changes in customer requirements and devote greater resources to the promotion and sale of their products. Competition may also force us to decrease the price of our products and services. We cannot assure you that we will be successful in developing and introducing new technology on a timely basis, new products with enhanced features, or that these products, if introduced, will enable us to establish selling prices and gross margins at profitable levels.

The risk of potential product liability claims and other product causes of action could harm our business.

Historically, product liability claims have not been material to our business. Due to our recent expansion into the sale of health and wellness products under our Decentralized business line, we have acquired product liability insurance to address the potential financial risks associated with product liability claims or related potential claims. The sources of product liability insurance coverage in the United States are limited, product liability insurance policies contain many exclusions, and insurance rates are generally high, due to insurance industry trends and the rising cost of insurance in general. We believe our product liability insurance policies significantly reduce the potentially adverse financial impact to us resulting from most potential product liability claims. However, there can be no assurance that our product liability coverages are adequate to protect us sufficiently and against all potential claims. For example, if any of our products was found to have caused personal injury or damage to a consumer, we might be subjected to liability substantially in excess of our insurance coverages. Any of these conditions could have a material adverse effect on our financial condition, results of operations and cash flows.

If we are unable to respond to regulatory or industry standards effectively, our growth and development could be delayed or limited.

Our future success may depend in part on our ability to enhance and improve the functionality and features of our products and services in accordance with regulatory or industry standards. Our ability to compete effectively may depend in part on our ability to influence and respond to emerging industry governmental standards in a timely and cost-effective manner. If we are unable to influence these or other standards or respond to these or other standards effectively, our growth and development of various products and services could be delayed or limited.

Many of our business lines may be subject to complex and rapidly evolving U.S. and international laws and regulations regarding privacy and data protection. Many of these laws and regulations are subject to change and uncertain interpretation and could result in claims, changes to our business practices, penalties, increased cost of operations, or declines in user growth or engagement, or otherwise harm our business.

Companies are under increased regulatory scrutiny relating to data privacy and security. Authorities around the world are considering a number of legislative and regulatory proposals concerning data protection, including measures to ensure that encryption of users’ data does not hinder law enforcement agencies’ access to that data. In addition, the interpretation and application of consumer and data protection laws in the United States, Europe and elsewhere are often uncertain and in flux. It is possible that these laws may be interpreted and applied in a manner that is inconsistent with our data practices. These legislative and regulatory proposals, if adopted, and such interpretations could, in addition to the possibility of fines, result in an order requiring that we change our data practices, which could have an adverse effect on our business and results of operations. Complying with these various laws could cause us to incur substantial costs or require us to change our business practices in a manner adverse to our business.

Recent legal developments in Europe have created compliance uncertainty regarding certain transfers of personal data from Europe to the United States. For example, the General Data Protection Regulation (GDPR) became effective in the European Union (EU) beginning on May 25, 2018, and applies to all of our activities conducted from an establishment in the EU or related to products and services that we offer to EU users or customers, or the monitoring of their behavior in the EU. The GDPR subjects us to a range of new compliance obligations.

Ensuring compliance with the GDPR is an ongoing commitment which involves substantial costs, and it is possible that despite our efforts, governmental authorities or third parties will assert that our business practices fail to comply. We may in the future be subject to lawsuits alleging violations of the GDPR. If our operations are found to be in violation of the GDPR’s requirements, we may be required to change our business practices and/or be subject to significant civil penalties, business disruption, and reputational harm, any of which could have a material adverse effect on our business. In particular, serious breaches of the GDPR can result in administrative fines of up to the higher of 4% of annual worldwide revenues or €20 million. Fines of up to the higher of 2% of annual worldwide revenues or €10 million can be levied for other specified violations.

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In addition, the European Commission in July 2016 and the Swiss Government in January 2017 approved the EU-U.S. and the Swiss-U.S. Privacy Shield frameworks, respectively, which are designed to allow U.S. companies that self- certify to the U.S. Department of Commerce and publicly commit to comply with the Privacy Shield requirements to freely import personal data from the EU and Switzerland. However, these frameworks face a number of legal challenges and their validity remains subject to legal, regulatory and political developments in both Europe and the U.S. This has resulted in some uncertainty, and compliance obligations could cause us to incur costs or require us to change our business practices in a manner adverse to our business.

Breaches in security, whether cyber or physical, and other disruptions and/or our inability to prevent or respond to such breaches, could diminish our ability to generate revenues or contain costs, compromise our assets, and negatively impact our business in other ways.

We face certain security threats, including threats to our information technology infrastructure, attempts to gain access to our proprietary or classified information, and threats to physical and cyber security. Our information technology networks and related systems are critical to the operation of our business and essential to our ability to successfully perform day-to-day operations. The risks of a security breach, cyber-attack, cyber intrusion, or disruption, particularly through actions taken by computer hackers, foreign governments and cyber terrorists, have increased as the number, intensity and sophistication of attempted attacks and intrusions from around the world have increased. Although we have acquired and developed systems and processes designed to protect our proprietary and/or classified information, they may not be sufficient and the failure to prevent these types of events could disrupt our operations, require significant management attention and resources, and could negatively impact our reputation among our customers and the public, which could have a negative impact on our financial condition, and weaken our results of operations and liquidity.

Our ability to use our net operating loss carryforwards to offset future taxable income may be subject to certain limitations.

As of December 31, 2019, we had approximately $50.6 million in federal net operating loss carryforwards (“NOLs”) available to reduce future taxable income, which will expire at various dates from 2022 through 2039. NOLs allow companies to use past years’ net operating losses to offset against future years’ profits, if any, to reduce future tax liabilities. There is uncertainty as to our ability to generate sufficient taxable income in the future and utilize the NOLs before they expire. In addition, Section 382 of the Internal Revenue Code of 1986, as amended, limits a corporation’s ability to utilize its net operating loss carryforwards and certain other tax attributes (including research credits) to offset any future taxable income or tax if the corporation experiences a cumulative ownership change of more than 50% over any rolling three-year period. State net operating loss carryforwards (and certain other tax attributes) may be similarly limited. This offering or other equity transactions during 2020 may trigger this limit, but further analysis will be required to make a conclusion. Even if such an ownership change has not occurred and does not occur as a result of this offering, additional ownership changes may occur in the future as a result of additional equity offerings or events over which we will have little or no control. Furthermore, our ability to use NOLs of companies that we may acquire in the future may be subject to limitations. For these reasons, we may not be able to use a material portion of the NOLs reflected on our balance sheet, even if we attain profitability.

Our operations in Asia are subject to unique risks and uncertainties, including tariffs and trade restrictions.

Our operating facility in Asia, in addition to our investment in Singapore eDevelopment (SED) presents risks including, but not limited to, changes in share price of investments, changes in local regulatory requirements, changes in labor laws, local wage laws, environmental regulations, taxes and operating licenses, compliance with U.S. regulatory requirements, including the Foreign Corrupt Practices Act, uncertainties as to application and interpretation of local laws and enforcement of contract and intellectual property rights, currency restrictions, currency exchange controls, fluctuations of currency, and currency revaluations, eminent domain claims, civil unrest, power outages, water shortages, labor shortages, labor disputes, increase in labor costs, rapid changes in government, economic and political policies, political or civil unrest, acts of terrorism, or the threat of boycotts, other civil disturbances and the possible impact of the imposition of tariffs as a result of the tariff dispute between the U.S. and China as well as any retaliating trade policies or restrictions. Any such disruptions could depress our earnings and have other material adverse effects on our business, financial condition and results of operations.

We are subject to foreign currency fluctuations.

Our Asia Pacific subsidiaries maintain their books in Hong Kong dollars and the translation of the subsidiary financial statements into U.S. dollars for our consolidated financial statements could have an adverse effect on our consolidated financial results due to changes in Hong Kong dollar value relative to the U.S. dollar. Accordingly, currency fluctuations could have a material adverse effect on our business, financial condition and results of operations by increasing our expenses and reducing our income. Finally, we maintain certain domestic U.S. cash balances denominated in foreign currencies, and the U.S. dollar equivalent of these balances fluctuates with changes in the foreign exchange rates between these currencies and the U.S. dollar.

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If we do not successfully expand our sales force, we may be unable to increase our revenues.

We must expand the size of our marketing activities and sales force to increase revenues. We continue to evaluate various methods of expanding our marketing activities, including the use of outside marketing consultants and representatives and expanding our in-house marketing capabilities. If we are unable to hire or retain qualified sales personnel or if newly hired personnel fail to develop the necessary skills to be productive, or if they reach productivity more slowly than anticipated, our ability to increase our revenues and grow could be compromised. The challenge of attracting, training and retaining qualified candidates may make it difficult to meet our sales growth targets. Further, we may not generate sufficient sales to offset the increased expense resulting from expanding our sales force or we may be unable to manage a larger sales force.

If we fail to retain certain of our key personnel and attract and retain additional qualified personnel, we might not be able to remain competitive, continue to expand our technology or pursue growth.

Our future success depends upon the continued service of certain of our executive officers and other key sales and research personnel who possess longstanding industry relationships and technical knowledge of our products and operations. Although we believe that our relationship with these individuals is positive, there can be no assurance that the services of these individuals will continue to be available to us in the future. There can be no assurance that these persons will agree to continue to be employed by us after the expiration dates of their current contracts.

We may be unable to retain experts and legal counsel on a favorable basis to represent us in our patent infringement litigation.

The success of our pending legal proceedings and future legal proceedings depends in part upon our ability to retain experts and legal counsel on a favorable basis to represent us in such litigation. The retention of such experts and legal counsel is expensive and we may not be able to retain such experts and legal counsel on favorable economic terms. Therefore, an inability to retain experts and legal counsel to represent us in our litigation could have a material adverse effect on our business.

Future growth in our business could make it difficult to manage our resources.

Future business expansion could place a significant strain on our management, administrative and financial resources. Significant growth in our business may require us to implement additional operating, product development and financial controls, improve coordination among marketing, product development and finance functions, increase capital expenditures and hire additional personnel. There can be no assurance that we will be able to successfully manage any substantial expansion of our business, including attracting and retaining qualified personnel. Any failure to properly manage our future growth could negatively impact our business and operating results.

We have identified weaknesses in our internal control over financial reporting structure; any material weaknesses may cause errors in our financial statements that could require restatements of our financial statements and investors may lose confidence in our reported financial information, which could lead to a decline in our stock price.

Section 404 of the Sarbanes-Oxley Act of 2002 requires us to evaluate the effectiveness of our internal control over financial reporting as of the end of each year, and to include a management report assessing the effectiveness of our internal control over financial reporting in each Annual Report on Form 10-K. We have identified weaknesses in our internal control over financial reporting following management’s annual assessment of internal controls over financial reporting and, as a result of that assessment, management had concluded our controls associated with identifying and accounting for complex and non-routine transactions in accordance with GAAP were ineffective and that we did not maintain a sufficient complement of qualified accounting personnel and controls associated with segregation of duties, and that the foregoing represented material weakness in our internal control over financial reporting as of December 31, 2019.

We have a large number of authorized but unissued shares of common stock, which our management may issue without further stockholder approval, thereby causing dilution of your holdings of our common stock.

As of March 31, 2020, we had approximately 198 million authorized but unissued shares of our common stock. Our management continues to have broad discretion to issue shares of our common stock in a range of transactions, including capital-raising transactions, mergers, acquisitions, for anti-takeover purposes, and in other transactions, without obtaining stockholder approval, unless stockholder approval is required for a particular transaction under the rules of the NYSE American LLC Exchange, or NYSE American, state and federal law, or other applicable laws. If our board of directors determines to issue additional shares of our common stock from the large pool of authorized but unissued shares for any purpose in the future with or without obtaining stockholder approval, your ownership position would be diluted without your ability to vote on such transaction.

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The exercise of our outstanding options and warrants, vesting of restricted stock awards and conversion of debt securities may depress our stock price.

As of March 31, 2020, there were 59,942 common stock share equivalents potentially issuable under options and warrants agreements that could potentially dilute basic earnings per share in the future. The prospect of the issuance of shares of common stock upon the conversion, exercise or vesting of these securities in the public market, or the perception that future sales of the common stock underlying these securities could occur, could have the effect of lowering the market price of our common stock below current levels and make it more difficult for us and our stockholders to sell our equity securities in the future. Sales or the availability for sale of shares of common stock by stockholders, including upon conversion, exercise or vesting of any outstanding derivative or restricted securities, could cause the market price of our common stock to decline and could impair our ability to raise capital through an offering of additional equity securities.

We do not intend to pay cash dividends.

We do not currently intend to declare or pay cash dividends on our common stock. We anticipate that we will retain any earnings and other cash resources for investment in our business. The payment of dividends on our common stock is subject to the discretion of our board of directors and will depend on our operations, financial position, financial requirements, general business conditions, restrictions imposed by financing arrangements, if any, legal restrictions on the payment of dividends and other factors that our board of directors deems relevant.

We may seek to internally develop additional new inventions and intellectual property, which would take time and would be costly. Moreover, the failure to obtain or maintain intellectual property rights for such inventions might lead to the loss of our investments in such activities.

Members of our management team have significant experience as inventors. As such, part of our business may include the internal development of new inventions and intellectual property that we would seek to monetize. However, this aspect of our business would likely require significant capital and would take time to achieve. Such activities could also distract our management team from our present business initiatives, which could have a material and adverse effect on our business. There is also the risk that these initiatives would not yield any viable new inventions or technology, which would lead to a loss our investments in time and resources in such activities.

In addition, even if we are able to internally develop new inventions, in order for those inventions to be viable and to compete effectively, we would need to develop and maintain, and we would heavily rely on, a proprietary position with respect to such inventions and intellectual property. However, there are significant risks associated with any such intellectual property we may develop principally including the following:

●	patent applications we may file may not result in issued patents or may take longer than we expect to result in issued patents;
●	we may be subject to interference proceedings;
●	we may be subject to opposition proceedings in the U.S. or foreign countries;
●	any patents that are issued to us may not provide meaningful protection;
●	we may not be able to develop additional proprietary technologies that are patentable;
●	other companies may challenge patents issued to us;
●	other companies may design around technologies we have developed; and
●	enforcement of our patents may be complex, uncertain and very expensive.

We cannot be certain that patents will be issued as a result of any future applications, or that any of our patents, once issued, will provide us with adequate protection from competing products. For example, issued patents may be circumvented or challenged, declared invalid or unenforceable, or narrowed in scope. In addition, since publication of discoveries in scientific or patent literature often lags behind actual discoveries, we cannot be certain that it will be the first to make our additional new inventions or to file patent applications covering those inventions. It is also possible that others may have or may obtain issued patents that could prevent us from commercializing our products or require us to obtain licenses requiring the payment of significant fees or royalties in order to enable us to conduct our business. As to those patents that we may license or otherwise monetize, our rights will depend on maintaining our obligations to the licensor under the applicable license agreement, and we may be unable to do so. Our failure to obtain or maintain intellectual property rights for our inventions would lead to the loss of our investments in such activities, which would have a material and adverse effect on our business.

Moreover, patent application delays could cause delays in recognizing revenue from our internally generated patents and could cause us to miss opportunities to license patents before other competing technologies are developed or introduced into the market.

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Changes in the laws and regulations to which we are subject may increase our costs.

We are subject to numerous laws and regulations, including, but not limited to, environmental and health and welfare benefit regulations, as well as those associated with being a public company. These rules and regulations may be changed by local, state, provincial, national or foreign governments or agencies. Such changes may result in significant increases in our compliance costs. Compliance with changes in rules and regulations could require increases to our workforce, and could result in increased costs for services, compensation and benefits, and investment in new or upgraded equipment.

Declines in general economic conditions, pandemics or acts of war and terrorism may adversely impact our business.

The Company is involved in several lines of business, including many of which operate and sell products and services outside of the United States. Demand for our products is typically correlated with general economic conditions in the US and global markets which we serve. For instance, the prolonged decline in United States economic conditions associated with the 2008 great recession and the current COVID-19 pandemic adversely impacted our business and results of operations, and similar future events may do so again. The overall business climate of our industry may also be impacted by domestic and foreign wars or acts of terrorism, which events may have sudden and unpredictable adverse impacts on demand for our products and services.

Our acquisitions of patent assets may be time consuming, complex and costly, which could adversely affect our operating results.

Acquisitions of patent or other intellectual property assets, which may be required to expand or to grow one or more of our business lines, are often-times consuming, complex and costly to consummate. We may utilize many different transaction structures in our acquisitions and the terms of such acquisition agreements tend to be heavily negotiated. As a result, we would expect to incur significant operating expenses and would likely be required to raise capital during the negotiations even if the acquisition were ultimately not consummated. Even if we were able to acquire particular patent assets, there is no guarantee that we would generate sufficient revenue related to those patent assets to offset the acquisition costs. While we would seek to conduct confirmatory due diligence on any patent assets we consider for acquisition, we may acquire patent assets from a seller who does not have proper title to those assets. In those cases, we could be required to spend significant resources to defend our interest in the patent assets and, if we were not successful, our acquisition may be invalid, in which case we could lose part or all of our investment in the assets.

In addition, we may acquire patents and technologies that are in the early stages of adoption in the commercial, industrial and consumer markets. Demand for some of these technologies will likely be untested and may be subject to fluctuation based upon the rate at which licensees will adopt these patents and technologies in their products and services. As a result, there can be no assurance as to whether technologies we acquire or develop will have value that we can monetize.

In certain acquisitions of patent assets, we may seek to defer payment or finance a portion of the acquisition price. This approach may put us at a competitive disadvantage and could result in harm to our business.

In the future, we may have limited capital and may seek to negotiate acquisitions of patent or other intellectual property assets where we can defer payments or finance a portion of the acquisition price. These types of debt financing or deferred payment arrangements may not be as attractive to sellers of patent assets as receiving the full purchase price for those assets in cash at the closing of the acquisition. Moreover, funding by third parties for patent acquisitions may not be available to us in the future. As a result, we might not compete effectively against other companies in the market for acquiring patent assets, many of whom have greater cash resources than we have.

We may not be able to capitalize on potential market opportunities related to our licensing strategy or patent portfolio.

In order to capitalize on certain business line patent portfolios, we may seek to enter into licensing relationships. However, there can be no assurance that we will be able to capitalize on our patent portfolio or any potential market opportunity in the foreseeable future. Our inability to generate licensing revenues associated with potential market opportunities could result from a number of factors, including, but not limited to:

●	failure to enter into licensing relationships on commercially acceptable terms, or at all; and
●	challenges from third parties as to the validity of our patents underlying licensing opportunities.

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Weak global economic conditions may cause infringing parties to delay entering into licensing agreements, which could prolong our litigation and adversely affect our financial condition and operating results.

Our business plan may be affected by worldwide economic conditions, and the United States and world economies have recently experienced and, in some areas, continue to experience prolonged weak economic conditions. Uncertainty about global economic conditions poses a risk as businesses may postpone spending in response to tighter credit, negative financial news and declines in income or asset values. This response could have a material negative effect on the willingness of parties infringing on our assets to enter into licensing or other revenue generating agreements voluntarily. Entering into such agreements is critical to our business plan, and failure to do so could cause material harm to our business.

If we fail to comply with the continued listing standards of the NYSE American, it may result in a delisting of our common stock from the exchange.

Our common stock is currently listed for trading on the NYSE American, and the continued listing of our common stock on the NYSE American is subject to our compliance with a number of listing standards. If our common stock were no longer listed on the NYSE American, investors might only be able to trade our shares on the OTC Markets Pink market. This would impair the liquidity of our common stock not only in the number of shares that could be bought and sold at a given price, which might be depressed by the relative illiquidity, but also through delays in the timing of transactions and reduction in media coverage.

If we are delisted from the NYSE American, your ability to sell your shares of our common stock may be limited by the penny stock restrictions, which could further limit the marketability of your shares.

If our common stock is delisted from the NYSE American, it could come within the definition of a “penny stock” as defined in the Exchange Act and could be covered by Rule 15g-9 of the Exchange Act. That rule imposes additional sales practice requirements on broker-dealers who sell securities to persons other than established customers and accredited investors. For transactions covered by Rule 15g-9, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser’s written agreement to the transaction prior to the sale. Consequently, Rule 15g-9, if it were to become applicable, would affect the ability or willingness of broker-dealers to sell our securities, and accordingly would affect the ability of stockholders to sell their securities in the public market. These additional procedures could also limit our ability to raise additional capital in the future.

If our common stock is not listed on a national securities exchange, compliance with applicable state securities laws may be required for certain offers, transfers and sales of the shares of our common stock.

Because our common stock is listed on the NYSE American, we are not required to register or qualify in any state the offer, transfer or sale of the common stock. If our common stock is delisted from the NYSE American and is not eligible to be listed on another national securities exchange, sales of stock pursuant to the exercise of warrants and transfers of the shares of our common stock sold by us in private placements to U.S. holders may not be exempt from state securities laws. In such event, it will be the responsibility of us in the case of warrant exercises or the holder of privately placed shares to register or qualify the shares for any offer, transfer or sale in the United States or to determine that any such offer, transfer or sale is exempt under applicable state securities laws.

Risks Relating to This Offering

Our share price may be volatile and could decline substantially

The market price of our common stock has been and may continue to be volatile. Many factors may cause the market price for our common stock to decline, including:

●	shortfalls in revenues, cash flows or continued losses from operations;
●	delays in development or roll-out of any of our products;
●	announcements by one or more competitors of new product acquisitions or technological innovations; and
●	unfavorable outcomes from litigation.

In addition, the stock market experiences extreme fluctuations in price and volume that particularly affect the market price of shares of companies like ours. These price and volume fluctuations are often unrelated or disproportionate to the operating performance of the affected companies. Because of this volatility, we may fail to meet the expectations of our stockholders or of securities analysts, and our stock price could decline as a result. Declines in our stock price for any reason, as well as broad-based market fluctuations or fluctuations related to our financial results or other developments, may adversely affect your ability to sell your shares at a price equal to or above the price at which you purchased them. Decreases in the price of our common stock may also lead to de-listing of our common stock.

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Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

We have not allocated specific amounts of the net proceeds from this offering for any specific purpose. Accordingly, our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that you do not agree with or that do not improve our results of operations or enhance the value of our common stock. See “Use of Proceeds.” Our failure to apply these funds effectively could have a material adverse effect on our business, financial results, operating results and/or cash flow and could cause the price of our common stock to decline.

You will experience immediate and substantial dilution in the net tangible book value per share of the common stock you purchase.

Since the price per share of our common stock being offered is higher than the net tangible book value per share of our common stock, you will suffer substantial dilution in the net tangible book value of the common stock you purchase in this offering. Based on the public offering price of $7.80 per share, and after deducting the underwriting discount and estimated offering expenses payable by us, if you purchase shares of common stock in this offering, you will suffer immediate and substantial dilution of $1.75 per share in the net tangible book value of the common stock. See the section entitled “Dilution” in this prospectus for a more detailed discussion of the dilution you will incur if you purchase common stock in this offering.

Our outstanding options and the availability for resale of the underlying shares may adversely affect the trading price of our common stock.

As of June 16, 2020, there were outstanding stock options to purchase approximately 19,261 shares of our common stock at a weighted-average exercise price of $150.44 per share. Our outstanding options could adversely affect our ability to obtain future financing or engage in certain mergers or other transactions, since the holders of options can be expected to exercise them at a time when we may be able to obtain additional capital through a new offering of securities on terms more favorable to us than the terms of outstanding options. For the life of the options, the holders have the opportunity to profit from a rise in the market price of our common stock without assuming the risk of ownership. The issuance of shares upon the exercise of outstanding options will also dilute the ownership interests of our existing stockholders.

Additional financing or future equity issuances may result in future dilution to our shareholders.

We expect that we will need to raise additional funds in the future to finance our internal growth, our merger and acquisition plans, investment activities, continued research and product development, and for other reasons. Any required additional financing may not be available on terms acceptable to us, or at all. If we raise additional funds by issuing equity securities, you may experience significant dilution of your ownership interest and the newly issued securities may have rights senior to those of the holders of our common stock. The price per share at which we sell additional securities in future transactions may be higher or lower than the price per share in this offering. Alternatively, if we raise additional funds by obtaining loans from third parties, the terms of those financing arrangements may include negative covenants or other restrictions on our business that could impair our operational flexibility and would also require us to fund additional interest expense. If adequate additional financing is not available when required or is not available on acceptable terms, we may be unable to successfully execute our business plan.

Because we do not currently intend to pay cash dividends on our common stock, stockholders will primarily benefit from an investment in our stock only if it appreciates in value.

We have never declared or paid any cash dividends on our shares of stock. We currently intend to retain all future earnings, if any, for use in the operations and expansion of the business. As a result, we do not anticipate paying cash dividends in the foreseeable future. Any future determination as to the declaration and payment of cash dividends or non- cash dividends will be at the discretion of our board of directors and will depend on factors the board of directors deems relevant, including among others, our results of operations, financial condition and cash requirements, business prospects, and the terms of any of our financing arrangements. Accordingly, realization of a gain on stockholders’ investments will primarily depend on the appreciation of the price of our stock. There is no guarantee that our stock will appreciate in value.

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Other Risks

Because certain of our stockholders control a significant number of shares of our common stock, they may have effective control over actions requiring stockholder approval.

As of June 16, 2020, our directors, executive officers and principal stockholders (those beneficially owning in excess of 5%), and their respective affiliates, beneficially own approximately 37% of our outstanding shares of common stock. As a result, these stockholders, acting together, could have the ability to control the outcome of matters submitted to our stockholders for approval, including the election of directors and any merger, consolidation or sale of all or substantially all of our assets. As such, these stockholders, acting together, could have the ability to exert influence over the management and affairs of our company. Accordingly, this concentration of ownership might harm the market price of our common stock by:

●	delaying, deferring or preventing a change in corporate control;
●	impeding a merger, consolidation, takeover or other business combination involving us; or
●	discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of us.

If securities or industry analysts do not publish research or reports about our business, or if they change their recommendations regarding our stock adversely, our stock price and trading volume could decline.

The trading market for our common stock will be influenced by the research and reports that industry or securities analysts publish about us or our business. Our research coverage by industry and financial analysts is currently limited. Even if our analyst coverage increases, if one or more of the analysts who cover us downgrade our stock, our stock price would likely decline. If one or more of these analysts cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline.

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USE OF PROCEEDS

We estimate that we will receive net proceeds of approximately $5.3 million from the sale of the shares of common stock offered in this offering, or approximately $6.1 million if the underwriters exercise their over-allotment option in full, and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

We currently intend to use the net proceeds from this offering, together with our existing cash to fund (1) the development and growth of our new business lines and acquisition opportunities, (2) the Company’s general corporate and working capital needs, and (3) costs related to the closing of unprofitable business lines and facilities. We estimate that at least $3.6 million of the net proceeds from this offering will be invested into the growth and development of our new business lines, including by the possible acquisition or investment in complementary businesses, products, services, technologies or existing assets. We estimate that approximately $1.0 million of the net proceeds from this offering will be used for general corporate and working capital needs. Further, we anticipate using approximately $400,000 of the proceeds to pay for costs related to the closing of unprofitable business lines and facilities, including those permanently impacted by the pandemic shut down.

We may change the amount of net proceeds to be used specifically for any of the foregoing purposes. The amounts and timing of our actual expenditures will depend upon numerous factors, including our sales and marketing and commercialization efforts, demand for our products, our operating costs and the other factors described under “Risk Factors” in this prospectus. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds from this offering. Pending any use, as described above, we intend to invest the net proceeds in high-quality, short-term, interest-bearing securities.

Although we may use a portion of the net proceeds of this offering for the acquisition or licensing, as the case may be, of additional technologies, other assets or businesses, or for other strategic investments or opportunities, we have no current understandings, agreements or commitments to do so.

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DIVIDEND POLICY

We have never paid cash dividends, and we do not anticipate paying a cash dividend in 2020. We anticipate that we will retain any earnings and other cash resources for investment in our business. The payment of dividends, whether in cash or in non-cash form, on our common stock is subject to the discretion of our board of directors and will depend on our operations, financial position, financial requirements, general business conditions, restrictions imposed by financing arrangements, if any, legal restrictions on the payment of dividends and other factors that our board of directors deems relevant.

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CAPITALIZATION

The following table sets forth our capitalization as of March 31, 2020:

●	on an actual basis; and
●	on an as-adjusted basis to reflect the issuance and sale by us of 769,230 shares of our common stock in this offering at the public offering price of $7.80 per share, after deducting underwriting discounts and commissions and estimated offering expenses payable by us and the receipt by us of the proceeds of such sale.

You should read this information together with the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2019 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, which are incorporated by reference in this prospectus, and our consolidated financial statements and related notes incorporated by reference in this prospectus.

	As of March 31, 2020
	Actual	As Adjusted
	(unaudited)	(unaudited)
Cash and cash equivalents	$3,802,000	$9,139,892
Long-term debt, net	$2,427,000	$2,427,000
Stockholders’ equity:
Common stock, $0.02 par value; 200,000,000 shares authorized, 2,069,000 shares issued and outstanding (actual); 2,838,230 issued and outstanding (as adjusted)	42,000	57,385
Additional paid-in capital	119,624,000	124,946,507
Non-controlling interest in subsidiary	(67,000)	(67,000)
Accumulated deficit	(105,181,000)	(105,181,000)
Total shareholders’ equity	14,418,000	19,755,892
Total capitalization	$16,845,000	$22,182,892

The number of shares of our common stock to be outstanding upon completion of this offering is based on 2,069,000 shares of our common stock outstanding as of March 31, 2020, and excludes:

●	19,261 shares of common stock issuable upon exercise of stock options outstanding at a weighted-average exercise price of $150.44 per share;
●	40,681 shares of common stock issuable upon exercise of warrants outstanding at a weighted-average exercise price of $33.52 per share; and
●	241,204 shares of common stock reserved and available for issuance under our equity compensation plans.

(See “Prospectus Summary—The Offering” above for information on shares of common stock, options and warrants as of June 16, 2020.)

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DILUTION

If you purchase our securities in this offering, your interest will be diluted to the extent of the difference between the public offering price per share of our common stock and the net tangible book value per share of our common stock after this offering. We calculate net tangible book value per share by dividing our net tangible assets (tangible assets less total liabilities) by the number of shares of our common stock issued and outstanding as of March 31, 2020.

Our net tangible book value at March 31, 2020, was $11,833,000, or $5.72 per share, based on 2,069,000 shares of our common stock outstanding. After giving effect to the issuance and sale of 769,230 shares of common stock in this offering at the public offering price of $7.80 per share, after deducting underwriting discounts and commissions and estimated offering expenses, our as adjusted net tangible book value at March 31, 2020, would be $17,170,892 or $6.05 per share. This represents an immediate increase in pro forma net tangible book value of $0.33 per share to existing stockholders and an immediate dilution of $1.75 per share to investors in this offering. The following table illustrates this per share dilution:

Public offering price per share of common stock	$7.80
Net tangible book value per share as of March 31, 2020	$5.72
Increase per share attributable to this offering	$0.33
As adjusted net tangible book value per share as of March 31, 2020, after this offering	$6.05
Dilution per share to new investors participating in this offering	$1.75

If the underwriters exercise in full their option to purchase additional shares of common stock at the public offering price of $7.80 per share, the as adjusted net tangible book value after this offering would be $6.09 per share, representing an increase in net tangible book value of $0.37 per share to existing stockholders and immediate dilution in net tangible book value of $1.71 per share to purchasers in this offering at the public offering price.

To the extent that outstanding options or warrants are exercised, or we issue new options under our equity incentive plans, you will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that the additional capital is raised through the sale of common stock or securities convertible or exchangeable into common stock, such issuance could result in further dilution to our stockholders.

The above table excludes, as of March 31, 2020:

●	19,261 shares of common stock issuable upon exercise of stock options outstanding at a weighted-average exercise price of $150.44 per share;
●	40,681 shares of common stock issuable upon exercise of warrants outstanding at a weighted-average exercise price of $33.52 per share; and
●	241,204 shares of common stock reserved and available for issuance under our equity compensation plans.

(See “Prospectus Summary—The Offering” above for information on shares of common stock, options and warrants outstanding as of June 16, 2020.)

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MARKET FOR OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Our common stock is listed on the NYSE American LLC stock exchange and trades under the symbol “DSS.”

As of June 16, 2020, we had approximately 243 holders of record of our common stock. A substantially greater number of holders of our common stock are “street name,” or beneficial, holders, whose shares of record are held through banks, brokers, other financial institutions and registered clearing agencies.

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PRINCIPAL STOCKHOLDERS

The following table sets forth beneficial ownership of our Common Stock based on 2,110,778 shares of our Common Stock issued and outstanding as of June 16, 2020, by each person known by the Company to beneficially own more than 5% of the outstanding Common Stock, and by each of our directors and executive officers, and by all of the Company’s directors and executive officers as a group. The table also gives applicable percentage beneficial ownership based on 2,880,008 shares of our common stock to be outstanding after completion of the offering, assuming no exercise by the underwriters of their option to purchase additional shares of our common stock.

Each person has sole voting and dispositive power over the shares listed opposite his or her name except as indicated in the footnotes to the table, and each person’s address is c/o Document Security Systems, Inc., 200 Canal View Boulevard, Suite 104, Rochester, New York 14623, unless otherwise indicated.

For purposes of this table, beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and includes any shares of Common Stock (including any shares issuable pursuant to warrants or options exercisable within 60 days after June 16, 2020) that a person, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, has or shares voting power (which includes the power to vote, or to direct the voting of, the shares) and/or investment power (which includes the power to dispose, or to direct the disposition of, the shares).

The percentages are calculated by dividing (a) the sum of the number of shares that person beneficially owns as of June 16, 2020, plus the number of shares such person has the right to acquire within 60 days after June 16, 2020, by (b) the sum of the total number of shares of all shareholders outstanding on June 16, 2020, plus the number of shares such person has the right to acquire within 60 days of June 16, 2020.

	Number of Shares	Percentage of Outstanding Shares Beneficially Owned
Name	Beneficially Owned	Before Offering	After Offering
Directors, Director Nominees and Named Executive Officers
Heng Fai Ambrose Chan(1)	765,156	36.8%	26.6%
John Thatch	1,019	*	*
Lowell Wai Wah	1,359	*	*
Sassuan Lee	1,019	*	*
Jose Escudero	1,019	*	*
Frank D. Heuszel	2,492	*	*
William Wu	1,019	*	*
Jason Grady	2,492	*	*
All officers and directors as a group (8 persons)	775,575	37.3%	26.9%

*	Less than 1%.
(1)

Includes 80,920 individually owned shares of the Company’s Common Stock, 16,667 shares of the Company’s Common Stock owned by BMI Capital Partners International Limited, 59,551 shares of the Company’s Common Stock owned by Heng Fai Holdings Limited, 585,251 shares of the Company’s Common Stock owned by LiquidValue Development Pte Ltd, and 22,767 shares of the Company’s Common Stock owned by Hengfai Business Development Pte. Ltd. Mr. Chan has dispositive power over all of these shares.

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DESCRIPTION OF COMMON STOCK

General

Our authorized capital stock consists of 200,000,000 shares of common stock, $0.02 par value per share, 2,110,778 of which were issued and outstanding as of June 16, 2020.

The following description of our common stock summarizes the material terms and provisions of the common stock that we may offer under this prospectus but is not complete. For the complete terms of our common stock, please refer to our certificate of incorporation, as amended, (the “Certificate of Incorporation”) which may be further amended from time to time, and our fifth amended and restated by-laws, as further amended from time to time (the “By-laws”). The New York Business Corporation Law (“NYBCL”) may also affect the terms of these securities.

Holders of our common stock: (i) have equal rights to dividends from funds legally available therefore, ratably when as and if declared by the Company’s board of directors; (ii) are entitled to share ratably in all assets of the Company available for distribution to holders of common stock upon liquidation, dissolution, or winding up of the affairs of the Company; (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions applicable thereto; (iv) are entitled to one non-cumulative vote per share of common stock, on all matters which stockholders may vote on at all meetings of stockholders; and (v) the holders of common stock have no conversion, preemptive or other subscription rights. There is no cumulative voting for the election of directors. Each holder of our common stock is entitled to one vote for each share of our common stock held on all matters submitted to a vote of stockholders.

Anti-Takeover Effects of Certain Provisions of our Certificate of Incorporation, By-laws and the NYBCL

Section 912 of the NYBCL generally provides that a New York corporation may not engage in a business combination with an interested stockholder for a period of five years following the interested stockholder’s becoming such. Such a business combination would be permitted where it is approved by the board of directors before the interested stockholder’s becoming such. Covered business combinations include certain mergers and consolidations, dispositions of assets or stock, plans for liquidation or dissolution, reclassifications of securities, recapitalizations and similar transactions. An interested stockholder is generally a stockholder owning at least 20% of a corporation’s outstanding voting stock. In addition, New York corporations may not engage at any time with any interested stockholder in a business combination other than: (i) a business combination approved by the board of directors before the stock acquisition, or where the acquisition of the stock had been approved by the board of directors before the stock acquisition; (ii) a business combination approved by the affirmative vote of the holders of a majority of the outstanding voting stock not beneficially owned by the interested stockholder at a meeting called for that purpose no earlier than five years after the stock acquisition; or (iii) a business combination in which the interested stockholder pays a formula price designed to ensure that all other stockholders receive at least the highest price per share that is paid by the interested stockholder and that meets certain other requirements.

A corporation may opt out of the interested stockholder provisions described in the preceding paragraph by expressly electing not to be governed by such provisions in its by-laws, which must be approved by the affirmative vote of a majority of votes of the outstanding voting stock of such corporation and is subject to further conditions. However, our By-laws do not contain any provisions electing not to be governed by Section 912 NYBCL. Under our By-laws, any corporate action to be taken by vote of the shareholders, shall be authorized by a majority of votes cast at a meeting of shareholders by the holders of shares entitled to vote thereon.

Transfer Agent and Registrar

The Transfer Agent and Registrar for our common stock is American Stock Transfer and Trust Company, LLC, 6201 15th Ave., Brooklyn, NY 11219, USA, +1-800-937-5449 or +1-718-921-8124.

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UNDERWRITING

Aegis Capital Corp. is acting as the representative of the underwriters of the offering. We have entered into an underwriting agreement dated June 16, 2020 with the representative. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters named below and the underwriters named below have agreed to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus, the following number of shares of our common stock:

Underwriter	Number of Shares
Aegis Capital Corp.	769,230

The underwriters are committed to purchase all the shares of common stock offered by us other than those covered by the option to purchase additional shares described below, if they purchase any shares. The obligations of the underwriters may be terminated upon the occurrence of certain events specified in the underwriting agreement. Furthermore, pursuant to the underwriting agreement, the underwriters’ obligations are subject to customary conditions, representations and warranties contained in the underwriting agreement, such as receipt by the underwriters of officers’ certificates and legal opinions.

We have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act of 1933, as amended, and to contribute to payments the underwriters may be required to make in respect thereof.

The underwriters are offering the common stock, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel and other conditions specified in the underwriting agreement. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

The underwriters propose to offer the common stock offered by us to the public at the public offering price set forth on the cover of this prospectus. In addition, the underwriters may offer some of the common stock to other securities dealers at such price less a concession of $0.312 per share. After the initial offering, the public offering price and concession to dealers may be changed.

We have granted the underwriters an over-allotment option. This option, which is exercisable for up to 45 days after the date of this prospectus, permits the underwriters to purchase a maximum of 115,384 additional shares of common stock from us to cover over-allotments. If the underwriters exercise all or part of this option, they will purchase shares of common stock covered by the option at the public offering price that appears on the cover page of this prospectus, less the underwriting discount. If this option is exercised in full, the total price to the public will be $6,900,000.

Discounts and Commissions. The following table shows the public offering price, underwriting discount, non-accountable underwriters’ expense allowance and proceeds, before expenses, to us. The information assumes either no exercise or full exercise by the underwriters of their over-allotment option.

		Total
	Per Share	Without Over- Allotment	With Over- Allotment
Public offering price	$7.80	$5,999,994.00	$6,899,989.20
Underwriting discount (7%)	$0.546	$419,999.58	$482,999.24
Non-accountable expense allowance (1%)	$0.078	59,999.94	68,999.89
Proceeds, before expenses, to us	$7.176	$5,519,994.48	$6,347,990.06

We have also agreed to pay all expenses relating to the offering, including (a) all filing fees and expenses relating to the registration of the shares to be sold in the offering (including shares sold upon exercise of the underwriters’ over- allotment option) with the Securities and Exchange Commission; (b) all fees associated with the review of the offering by FINRA and all fees and expenses relating to the listing of such shares on the NYSE American; (c) all fees, expenses and disbursements relating to the registration, qualification or exemption of securities offered under the “blue sky” securities laws designated by the underwriters; (d) all fees, expenses and disbursements relating to the registration, qualification or exemption of securities offered under the securities laws of foreign jurisdictions designated by the underwriters; (e) transfer and/or stamp taxes, if any, payable upon the transfer of the shares from the Company to the representative; (f) fees and expenses of our accountants; and (g) fees and expenses of the representative, including representative’s legal counsel, not to exceed $75,000.

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We estimate that the total expenses of the offering, excluding underwriting discount and non-accountable expense allowance, will be approximately $185,000.

Discretionary Accounts. The underwriters do not intend to confirm sales of the securities offered hereby to any accounts over which they have discretionary authority.

Lock-Up Agreements. Pursuant to certain “lock-up” agreements, (a) our executive officers and directors as of the pricing date of the offering, have agreed, subject to certain exceptions, not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any securities of the Company without the prior written consent of the representative, for a period of 45 days from the date of the offering, and (b) we, and any successor, have agreed, subject to certain exceptions, not to for a period of 45 days from the date of the pricing of the offering (1) offer, sell or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or (2) file or caused to be filed any registration statement with the SEC relating to the offering of any shares of our capital stock or any securities convertible into or exercisable or exchangeable for shares of our capital stock.

This lock-up provision applies to common stock and to securities convertible into or exchangeable or exercisable for common stock. It also applies to common stock owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition. The exceptions permit, among other things and subject to restrictions, the issuance of common stock upon the exercise of outstanding stock options and warrants or other outstanding convertible securities.

Right of First Refusal. Until six months after the closing date of the offering, the representative shall have a right of first refusal to act as sole book-running manager for any and all future public equity offerings during such period of the Company or any successor.

Electronic Offer, Sale and Distribution of Shares. A prospectus in electronic format may be made available on the websites maintained by one or more of the underwriters or selling group members, if any, participating in this offering and one or more of the underwriters participating in this offering may distribute prospectuses electronically. The representative may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters and selling group members that will make internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or any underwriter in its capacity as underwriter, and should not be relied upon by investors.

Other Relationships. Certain of the underwriters and their affiliates have provided, and may in the future provide, various investment banking, commercial banking and other financial services for us and our affiliates for which they have received, and may in the future receive, customary fees; however, except as disclosed in this prospectus, we have no present arrangements with any of the underwriters for any further services.

Stabilization. In connection with this offering, the underwriters may engage in stabilizing transactions, overallotment transactions, syndicate covering transactions, penalty bids and purchases to cover positions created by short sales.

●

Stabilizing transactions permit bids to purchase shares so long as the stabilizing bids do not exceed a specified maximum, and are engaged in for the purpose of preventing or retarding a decline in the market price of the shares while the offering is in progress.

●

Overallotment transactions involve sales by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase. This creates a syndicate short position which may be either a covered short position or a naked short position. In a covered short position, the number of shares over- allotted by the underwriters is not greater than the number of shares that they may purchase in the overallotment option. In a naked short position, the number of shares involved is greater than the number of shares in the overallotment option. The underwriters may close out any short position by exercising their overallotment option and/or purchasing shares in the open market.

●

Syndicate covering transactions involve purchases of shares in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared with the price at which they may purchase shares through exercise of the overallotment option. If the underwriters sell more shares than could be covered by exercise of the overallotment option and, therefore, have a naked short position, the position can be closed out only by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that after pricing there could be downward pressure on the price of the shares in the open market that could adversely affect investors who purchase in the offering.

●

Penalty bids permit the representative to reclaim a selling concession from a syndicate member when the shares originally sold by that syndicate member are purchased in stabilizing or syndicate covering transactions to cover syndicate short positions.

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These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our shares or common stock or preventing or retarding a decline in the market price of our shares or common stock. As a result, the price of our common stock in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our common stock. These transactions may be effected on NYSE American.

Passive Market Making. In connection with this offering, underwriters and selling group members may engage in passive market making transactions in our common stock on the NYSE American marketplace in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of the shares and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded.

Offer restrictions outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

China

The information in this document does not constitute a public offer of the securities, whether by way of sale or subscription, in the People’s Republic of China (excluding, for purposes of this paragraph, Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan). The securities may not be offered or sold directly or indirectly in the People’s Republic of China to legal or natural persons other than directly to “qualified domestic institutional investors.”

Hong Kong

Each underwriter has represented and agreed that:

●

it has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any of our common stock other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance; and

●

it has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to our common stock, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares of our common stock which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

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Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA, (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

●

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

●	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,
●

shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

●

to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than $200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

●	where no consideration is or will be given for the transfer; or
●	where the transfer is by operation of law.

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LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Sichenzia Ross Ference LLP, New York, New York. Certain legal matters in connection with this offering will be passed upon for the underwriters by Nelson Mullins Riley & Scarborough LLP, Washington, D.C.

33

EXPERTS

The consolidated financial statements of Document Security Systems, Inc., and Subsidiaries as of and for the years ended December 31, 2019 and 2018, incorporated in this prospectus by reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, have been audited by Freed Maxick CPAs, P.C., an independent registered public accounting firm, as stated in its report incorporated by reference herein, and have been so incorporated in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Impact BioMedical Inc., and subsidiaries as of and for the years ended December 31, 2019 and 2018, incorporated in this prospectus by reference to the Company’s Amendment No. 1 filed on June 9, 2020 to Current Report on Form 8-K dated April 27, 2020, have been audited by Turner, Stone & Company, L.L.P., an independent registered public accounting firm, as stated in its report incorporated by reference herein, and have been so incorporated in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

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WHERE YOU CAN FIND MORE INFORMATION

We file periodic reports, proxy statements and other information with the SEC. Our filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. We will also provide you with a copy of any or all of the reports or documents that have been incorporated by reference into this prospectus or the registration statement of which it is a part upon written or oral request, and at no cost to you. If you would like to request any reports or documents from the Company, please contact Frank D. Heuszel at 585-325-3610.

Our Internet address is www.dsssecure.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this document. Our web address is included in this document as an inactive textual reference only.

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DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In addition, indemnification may be limited by state securities laws.

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INCORPORATION OF DOCUMENTS BY REFERENCE

This prospectus is part of the registration statement, but the registration statement includes and incorporates by reference additional information and exhibits. The Securities and Exchange Commission permits us to “incorporate by reference” the information contained in documents we file with the Securities and Exchange Commission, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus. Information that we file later with the Securities and Exchange Commission will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed.

We are incorporating by reference the following documents that we have filed with the SEC (other than any filing or portion thereof that is furnished, rather than filed, under applicable SEC rules):

●	our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 31, 2020;
●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed with the SEC on May 14, 2020;
●

our Current Reports on Form 8-K filed with the SEC on January 15, 2020 (as amended February 27, 2020), February 12, 2020, February 21, 2020, February 25, 2020, March 6, 2020, March 17, 2020, April 17, 2020, May 1, 2020 (as amended June 8, 2020), May 5, 2020, May 7, 2020, and May 29, 2020;

●

the description of our Common Stock, which is registered under Section 12 of the Exchange Act, in our registration statement on Form 8-A, filed with the SEC on April 19, 2004, including any amendments or reports filed for the purpose of updating such description.

We also incorporate by reference all additional documents that we file with the Securities and Exchange Commission under the terms of Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act that are made after the initial filing date of the registration statement of which this prospectus is a part until the offering of the particular securities covered by this prospectus has been completed. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with Securities and Exchange Commission rules.

You may request a copy of these filings at no cost, by writing or telephoning us at the following address or telephone number:

Frank D. Heuszel

Document Security Systems, Inc.

200 Canal View Boulevard, Suite 104

Rochester, NY 14623

Tel: +1-585-325-3610

Except as expressly provided above, no other information, including none of the information on our website, is incorporated by reference into this prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus modifies, supersedes or replaces such statement.

37

$5,999,994

Common Stock

DOCUMENT SECURITY SYSTEMS, INC.

PROSPECTUS

June 16, 2020

Aegis Capital Corp.